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                                                                    EXHIBIT 23.1


              Consent of Independent Certified Public Accountants


         As independent certified public accountants, we hereby consent to the incorporation of our report dated January 29, 2002 (except with respect to the matters discussed in Note 19, as to which the date is April 5, 2002) included in this Form 8-K/A, into Kaneb Pipe Line Partners, L.P.'s previously filed Form S-3s (Nos. 333-65896, 333-76067, 333-62296 and 333-59767).


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
May 8, 2002.